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                                                                EXHIBIT 4A (iii)


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                       CONSOLIDATED NATURAL GAS COMPANY,

                              DRI NEW SUB II, INC.

                                      AND

                           THE CHASE MANHATTAN BANK,

                                    TRUSTEE

                                   ----------

                       NINETEENTH SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 28, 2000

                      TO INDENTURE DATED AS OF MAY 1, 1971

                                    BETWEEN

                        CONSOLIDATED NATURAL GAS COMPANY

                                      AND

                      MANUFACTURERS HANOVER TRUST COMPANY
                   (PREDECESSOR TO THE CHASE MANHATTAN BANK),

                                    TRUSTEE

                                   ----------





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                  NINETEENTH SUPPLEMENTAL INDENTURE (the "Nineteenth
Supplemental Indenture"), dated as of January 28, 2000, among Consolidated Natural Gas Company, a Delaware corporation (the "Predecessor Company"), DRI New Sub II, Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, a New York banking corporation, successor to Manufacturers Hanover Trust Company, as Trustee (the "Trustee"), to the Indenture between the Predecessor Company and the Trustee, dated as of May 1, 1971, as amended or supplemented from time to time (the "Indenture").


                                   WITNESSETH:


                  WHEREAS, the Predecessor Company wishes to merge into the Company, with the Company as the surviving entity (the "Merger") pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 11, 1999, by and between the Predecessor Company and Dominion Resources, Inc., the parent of the Company;

                  WHEREAS, Sections 13.01 and 13.02 of the Indenture provide that the Predecessor Company may not consolidate or merge into any corporation unless, among other things, the corporation into which the Predecessor Company merges assumes, by supplemental indenture, the due and punctual payment of the principal of, and the interest on, all the Debentures then outstanding and the performance and observance of each and every covenant and condition of the Indenture on the part of the Predecessor Company to be performed or observed;

                  WHEREAS, pursuant to Section 13.02 of the Indenture, upon execution of a supplemental indenture and satisfaction of the other conditions set forth in the Indenture, the successor corporation shall succeed and be substituted for the Predecessor Company and thereafter from time to time such corporation may exercise each and every right and power of the Predecessor Company under the Indenture, in the name of the Predecessor Company or its own name;

                  WHEREAS, to comply with Sections 13.01 and 13.02 of the Indenture, the Predecessor Company desires that the Company assume all of the obligations of the Predecessor Company under the Indenture and the Debentures;

                  WHEREAS, pursuant to Section 14.01(c), the Predecessor Company and the Trustee may enter into a supplemental indenture without the consent of any Debenture holder to comply with Article 13 of the Indenture; and

                  WHEREAS, all conditions and requirements necessary to make this Nineteenth Supplemental Indenture a valid, binding and legal instrument have been done and performed and the execution and delivery hereof have been in all respects duly authorized.

                  NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

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                                      -2-

                                   ARTICLE I

                           ASSUMPTION OF OBLIGATIONS

                  Section 1.1 Pursuant to Sections 13.01 and 13.02 of the Indenture, the Company hereby expressly assumes, effective upon the consummation of the Merger, the due and punctual payment of the principal of, and the interest on, all the Debentures outstanding as of the date hereof and the performance and observance of each and every covenant and condition of the Indenture on the part of the Predecessor Company to be performed or observed.

                  Section 1.2 Pursuant to Section 13.02 of the Indenture, the Company hereby succeeds and is substituted for the Predecessor Company with the same effect as if it had been named in the Indenture as a party thereto, and hereafter from time to time the Company may exercise each and every right and power of the Predecessor Company under the Indenture, in the name of the Predecessor Company or its own name; and any act or proceeding by any provision of the Indenture required or permitted to be done by any board or officer of the Predecessor Company may be done with like force and effect by the like board or officer of the Company.

                                  ARTICLE II

                                 EFFECTIVE TIME

                  Section 2.1 This Nineteenth Supplemental Indenture shall become effective immediately upon its execution by the parties hereto and without any further action by any person as of the date hereof.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

                  Section 3.1 Termination of Predecessor Company's Obligations. Effective upon the consummation of the Merger and the execution of this Nineteenth Supplemental Indenture, the obligations of the Predecessor Company under the Debentures and the Indentures shall terminate.

                  Section 3.2 Indenture. The Indenture, as supplemented by this Nineteenth Supplemental Indenture, is in all respects ratified and confirmed; this Nineteenth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; and all the terms, conditions and provisions of the Indenture shall remain in full force and effect.

                  Section 3.3 Governing Law. This Nineteenth Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance therewith.

                  Section 3.4 Recitals. The recitals herein contained are made by the Predecessor Company and the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Nineteenth Supplemental Indenture.
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                  Section 3.5 Counterparts. This Nineteenth Supplemental
Indenture may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  Section 3.6 Defined Terms. Capitalized terms used herein without definition have the meanings assigned such terms in the Indenture.


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                                       S-1

                  IN WITNESS WHEREOF, the parties hereto have caused this Nineteenth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.



                                         CONSOLIDATED NATURAL GAS COMPANY


                                         By: /s/ GEORGE A. DAVIDSON, JR.
                                            ------------------------------------
                                            Name:  George A. Davidson, Jr.
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


Attest:

By: /s/ E.J. MARKS, III
   --------------------------
Name:  E.J. Marks, III
Title: Corporate Secretary


                                         DRI NEW SUB II, INC.


                                         By: /s/ THOMAS N. CHEWNING
                                            ------------------------------------
                                            Name:  Thomas N. Chewning
                                            Title: Executive Vice President,
                                                   Chief Financial Officer


Attest:

By: /s/ PATRICIA A. WILKERSON
   --------------------------
Name:  Patricia A. Wilkerson
Title: Vice President,
       Corporate Secretary


                                         THE CHASE MANHATTAN BANK,
                                         as Trustee


                                         By: /s/ GLENN G. MCKEEVER
                                            ------------------------------------
                                            Name:  Glenn G. McKeever
                                            Title: Vice President


Attest:

By: /s/ WILLIAM KEENAN
   --------------------------
Name:  William Keenan
Title: Trust Officer